CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Form 10-K of ACNB Corporation and Subsidiary of our report dated January 11, 1996, included in the 1995 Annual Report to Stockholders of ACNB Corporation and Subsidiary.


                               /s/ HARRY NESS & COMPANY

York, Pennsylvania
March 21, 1996